UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2026
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, Arvinas, Inc., a Delaware corporation (the “Company”), and Noah Berkowitz, M.D., Ph.D., the Company’s chief medical officer, agreed that Dr. Berkowitz would depart from his employment with the Company, effective July 3, 2026 (the “Departure”). The Company expects that Dr. Berkowitz will remain as chief medical officer of the Company through July 3, 2026 before leaving to pursue other opportunities. The Company has begun a search to find a new chief medical officer to replace Dr. Berkowitz.

In connection with his Departure, on June 22, 2026, the Company and Dr. Berkowitz entered into a separation agreement and release of claims (the “Separation Agreement”), which includes a release of claims by Dr. Berkowitz in the Company’s favor, Dr. Berkowitz’s agreement to continued compliance with the terms of his proprietary information and assignment agreement, as well as confidentiality, cooperation and non-disparagement obligations. Pursuant to the terms of the Separation Agreement, subject to its non-revocation, Dr. Berkowitz will be entitled to certain severance benefits, including: (1) continued payment of his base salary for a period of nine months, (2) payment of the portion of health coverage premiums paid for similarly-situated, active employees who receive the same type of coverage, for a period of up to nine months, and (3) the acceleration of vesting of restricted stock units (“RSUs”) that were granted to Dr. Berkowitz by the Company pursuant to the Company’s 2018 Stock Incentive Plan or pursuant to Nasdaq Listing Rule 5635(c), which reflects the acceleration of RSUs granted to Dr. Berkowitz that, by the terms of the applicable award agreement, would vest on or before May 9, 2027. All other RSUs awards not accelerated shall be forfeited in accordance with the terms of the applicable RSU award. The acceleration of vesting is subject to taxation and applicable withholdings.

The description of the terms of the Separation Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which the Company expects to file with its Form 10-Q for the quarter ending June 30, 2026, and are incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: June 22, 2026	By:	/s/ Jared Freedberg
Jared Freedberg General Counsel